      As filed with the Securities and Exchange Commission on May 4, 1994

                                                       REGISTRATION NO. 33-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                            FORM S-8* AND FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                      NORTHWESTERN STEEL AND WIRE COMPANY
             (Exact name of Registrant as specified in its charter)

          ILLINOIS                                       36-1562920
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification Number)

                     121 Wallace Street, Sterling, Illinois
    (Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

                             --------------------

                      NORTHWESTERN STEEL AND WIRE COMPANY
                          MANAGEMENT STOCK OPTION PLAN

                      NORTHWESTERN STEEL AND WIRE COMPANY
                         1994 LONG-TERM INCENTIVE PLAN

                      NORTHWESTERN STEEL AND WIRE COMPANY
                        1994 DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)

                             --------------------

                                Edward G. Maris
                           Senior Vice President and
                            Chief Financial Officer
                               121 Wallace Street
                           Sterling, Illinois  61081
                                 (815) 625-2500
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
          Title of Securities                Amount to be       Proposed Maximum     Proposed Maximum    Amount of
          to be Registered                   Registered(1)       Offering Price         Aggregate       Registration
                                                                  Per Share(2)           Offering           Fee
                                                                                         Price(2)
- --------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share..       390,000                $4.00             $ 1,560,000        $  537.93
Common Stock, par value $.01 per share..  1,250,000 shares            $8.875            $11,093,750        $3,825.43
Common Stock, par value $.01 per share..   50,000 shares              $8.875            $   443,750        $  153.02
- --------------------------------------------------------------------------------------------------------------------

 (1) Indicates the aggregate number of shares of common stock, $.01 par value ("Common Stock") authorized and reserved for issuance and which may be sold upon the exercise of options which previously have been granted and/or may be granted to certain persons under the Northwestern Steel and Wire Company Management Stock Option Plan (390,000), Northwestern Steel and Wire Company 1994 Long-Term Incentive Plan (1,250,000) and the Northwestern Steel and Wire Company 1994 Director Stock Option Plan (50,000).

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provision of Rule 457(h) under the Securities Act of 1933 (the "Act") as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of (a) shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, and (b) shares of Common Stock which have previously been issued upon the exercise of options granted under the Plan and which may be resold ("Resale Shares"), the fee is calculated on the basis of the average of the high and low price per share of Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of April 29, 1994 (within 5 business days prior to filing this Registration Statement).

  Approximate Date of Commencement of Proposed Sales Pursuant to the Plan:  As
  -----------------------------------------------------------------------
soon as practicable after the effective date of this Registration Statement.

* This Registration Statement shall constitute Post-Effective Amendment No. 1 to Registration Statement No. 33-56412 on Form S-8.

  This Registration Statement shall be deemed to cover securities resulting from stock splits, stock dividends or similar transactions as provided by Rule 416 of the Act.

                                EXPLANATORY NOTE
                                ----------------

          In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Northwestern Steel and Wire Company (the "Company") pursuant to the benefit plans referred to herein (the "Plans"). The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of unregistered shares of Common Stock previously acquired pursuant to the Plans and for the reofferings and resales of registered shares of Common Stock which may be issued in the future upon the exercise of options granted under the Plans (hereinafter such Prospectus will be referred to as the "Prospectus").

PROSPECTUS
- ----------
(FORM S-3)

                      NORTHWESTERN STEEL AND WIRE COMPANY

                         390,000 Shares of Common Stock

                Issuable upon exercise of options covered by the
                      Northwestern Steel and Wire Company
                          Management Stock Option Plan

                                  ----------

  This Prospectus is being used in connection with the offering from time to time by certain stockholders who may be deemed to be affiliates ("Selling Stockholders") of Northwestern Steel and Wire Company (the "Company"), of shares of the Common Stock of the Company which may be acquired upon the exercise of stock options pursuant to the Northwestern Steel and Wire Company Management Stock Option Plan (the "Plan"). The Company will not receive any of the proceeds from the sale of the shares, but will receive funds upon the exercise of the options covered by the Plan.

  The Common Stock issuable upon exercise of the options covered by the Plan may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to this Prospectus. All discounts, commissions or fees incurred in connection with the sale of the shares offered hereby will be paid by the Selling Stockholders or by the purchasers of the shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission, and of registering or qualifying the shares will be paid by the Company.

  The Common Stock of the Company is listed on The Nasdaq National Market under the symbol NWSW. The closing price of the Company's Common Stock as reported on The Nasdaq National Market on May 3, 1994 was $9.00.

                             ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------

  SEE RISK FACTORS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK OFFERED HEREBY.

                            ----------

                        The date of this Prospectus is
                                  May 4, 1994

  No person is authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission may be inspected and copies at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at: 75 Park Place, 14th Floor, New York, New York 10007 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained upon written request addressed to the Commission at the Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on NASDAQ and reports and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

  In addition, the Company will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. See "INCORPORATION OF DOCUMENTS BY REFERENCE". Such requests should be directed to Northwestern Steel and Wire Company, 121 Wallace Street, Sterling, Illinois 61081, Attention: Secretary.

                               TABLE OF CONTENTS


THE COMPANY....................................................  4

RISK FACTORS...................................................  4

SELLING STOCKHOLDERS...........................................  6

PLAN OF DISTRIBUTION...........................................  6

LEGAL MATTERS..................................................  7

EXPERTS........................................................  7

                                  THE COMPANY

GENERAL

  The Company was founded in 1879. The Company is a major mini-mill producer of structural steel products and rod and wire products. In contrast to integrated mills, which produce steel from coke and iron ore through the use of blast furnaces and basic oxygen mini-mills use electric are furnaces to melt steel scrap and cast the resulting molten steel into long strands of various shapes in a continuous casting process. These shapes are then typically reheated, rolled and shaped into various finished products. The Company pioneered the use of electric arc furnaces for steel making, installing its first electric arc furnace in 1936. The Company's three 400-ton furnaces are among the world's largest, with an annual melting capacity in excess of 2.4 million tons, and provide the Company with considerable economies of scale in its steel scrap melting operations. The Company's principal executive offices are located at 121 Wallace Street, Sterling, Illinois 61081, and its telephone number is (815) 625-2500.

                                  RISK FACTORS

  In addition to the other information set forth in this Prospectus, investors should consider carefully the information set forth below before making an investment in the Common Stork offered hereby.

CYCLICAL INDUSTRY AND ECONOMIC CONDITIONS

  Demand for most of the Company's products is cyclical in nature and sensitive to general economic conditions. The structural steel products business is driven by trends in commercial and residential construction, industrial investment in new plants and facilities, and government spending on infrastructure projects and public sector buildings. The rod and wire products business is driven by housing starts, residential repair and remodelings and agricultural and consumer spending. Future economic downturn may adversely affect the Company.

COMPETITION

  The domestic steel industry is highly competitive. Excess production capacity in the domestic structural steel industry has resulted in competitive pricing and reduced profit margin. Steel prices can be highly volatile, and price is a significant competitive factor. The high fixed costs of operating a steel mill encourage mill operators to maintain high levels of output, regardless of demand, which exacerbates the pressures on profit margins. The Company's principal competitors are Bethlehem Steel Corporation ("Bethlehem"), Chaparral Steel Co. ("Chaparral") and Nucor Corporation ("Nucor"), of which Chaparral and Nucor have non-unionized workforces. Competitive pressures, particularly in the market for wide flange beams, which are the principal product of the Houston Facility, have been lessened by the recent exit of Inland Steel Industries, Inc. and the U.S. Steel Southworks operation of USX Corporation from the structural steel market. In addition, in January 1994, Bethlehem announced plans to exit the large-sized Structural Steel Products market, which should provide increased opportunity for the Company to gain additional market share, particularly at the Houston Facility. However, there can be no assurance that remaining capacity will not continue to exceed domestic demand. In addition, U.S. producers of structural steel and rod and wire products have historically faced competition from foreign steel producers. Although the Company has experienced little foreign competition in recent years due to declines in domestic steel prices, there can be no assurance that foreign competition will not increase in the future, which could adversely affect the Company's operating results.

HIGH LEVERAGE, DEBT SERVICE OBLIGATIONS AND RESTRICTIVE COVENANTS

  The Company is substantially leveraged in relation to its stockholders' equity. The degree to which the Company is leveraged and the terms governing the Company's indebtedness, including restrictive covenants and events of default, could have important consequences to the Company's security holders, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to service its indebtedness; (iii) the Company's senior credit facility (the "Senior Credit Facility") and the Company's outstanding 9.5% senior notes (the "Senior Notes") contain restrictions on the Company's ability to pay dividends and will impose other operating and financial restrictions; (iv) the Company may be more leveraged than other providers of similar products and services, which may place the Company at a competitive disadvantage, and (v) the Company's significant degree of leverage could make it more vulnerable to changes in general economic conditions. The Company believes that it will be able to make its principal and interest payments as and when required with funds derived from its operations and available borrowings. However, unexpected declines in the Company's future business, increases in interest rates or the inability to borrow additional funds for its operations if and when required could impair the Company's ability to meet its debt service obligations and, therefore, have a materially adverse effect on the Company's business and future profits. No assurance can be given that additional debt or equity funds will be available when needed or, if available, on terms which are favorable to the Company. Moreover, the Senior Notes and the Senior Credit Facility contain change in control provisions which may have the effect of discouraging a potential takeover of the Company.

FLUCTUATIONS IN RAW MATERIAL AND ENERGY COSTS

  The cost of steel scrap, the principal raw material used in the Company's operations, is subject to market conditions largely beyond the Company's control. Generally, increases in steel prices lag behind increases in steel scrap prices. Recently, steel scrap prices have increased substantially. The Company also consumes large amounts of electricity. Increases in the prices for electricity could adversely affect the Company's operating results.

ENVIRONMENTAL COMPLIANCE AND ASSOCIATED COSTS

  The Company is subject to a broad range of federal, state and local environmental requirements, including those governing discharges to the air and water, the handling and disposal of solid and/or hazardous wastes and the remediation of contamination associated with releases of hazardous substances. The domestic steel industry, including the Company, has spent substantial amounts to comply with these requirements, and the recently enacted amendments to the Clean Air Act ("CAA") may require significant additional expenditures for air pollution control or major changes in the steel making process, or both. Although the Company believes that it is currently in substantial compliance with the various environmental regulations applicable to its business, there can be no assurance that environmental requirements win not change in the future or that the Company will not incur significant costs in the future to comply with such requirements.

UNIONIZED LABOR FORCE

  The United Steelworkers of America (the "USWA") represents approximately 84% of the Company's employees. In August 1992, the Company negotiated an extension to its principal collective bargaining agreement at the Sterling Operations, which provided for a 20% reduction in the hourly workforce at the Sterling Operations through attrition over four years and the reduction in employee health care costs through the implementation of "co-pay" arrangements and other incentives to control spending. This agreement expires in August 1996. The Company is also in the process of reducing its salaried workforce at the Sterling Operations by 20% through attrition. A new USWA contract which expires in August 1996 was ratified by employees at the Houston Facility in June 1993. In addition, the Company's collective bargaining agreements with one local union represented by the United Plant Guard Workers of America and one local union affiliated with the International Brotherhood of Teamsters have recently been renegotiated to expire in August 1996 and March 1997, respectively. There can be no assurance as to the terms of future contracts. The Company experienced a protracted work stoppage in 1983. There can be no assurance that work stoppages will not occur in the future in connection with labor negotiations or otherwise.

                              SELLING STOCKHOLDERS

  The names of the Selling Stockholders who may be affiliates of the Company and the positions, offices and other material relationships which he has had with the Company since January 1, 1991 are as follows:


                                       POSITION HELD WITH THE COMPANY
      SELLING STOCKHOLDER                  SINCE JANUARY 1, 1991
      -------------------              ------------------------------
      Robert N. Gurnitz                Chairman of the Board,
                                       President
                                       and Chief Executive Officer
                                       (January 1991 - Present)

      Edward G. Maris                  Senior Vice President,
                                       Chief Financial Officer,
                                       Secretary and Treasurer
                                       (January 1991 - Present)


  The following table sets forth the name of each Selling Stockholder listed above the number of shares of Common Stock of each such Selling Stockholder (1) owned of record as of May 1, 1994; (2) which are to be registered hereunder; and (3) the amount of Common Stock to be owned by each such Selling Stockholder assuming the exercise of all options granted under the Plan and the sale of all shares acquired upon exercise of such options. There can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.


                          NUMBER OF SHARES OWNED     NUMBER OF SHARES TO       AMOUNT OF SHARES TO BE
                                    AS                        BE               OWNED AFTER SALES OF SHARES
NAME AND RELATIONSHIP         OF MAY 1, 1994              REGISTERED           REGISTERED HEREUNDER
- --------------------      ----------------------     -------------------       ---------------------------
Robert N. Gurnitz                109,091                   375,000                      109,091

Edward G. Maris                   78,505                    15,000                       78,505


                              PLAN OF DISTRIBUTION

  The Common Stock may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement. The Selling Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.

                                 LEGAL MATTERS

  Legal matters with respect to Common Stock being offered hereby, have been passed upon for the Company by Kirkland & Ellis, New York, New York.


                                    EXPERTS

  The consolidated financial statements of the Company as of July 31, 1993 and 1992 and for each of the three years in the period ended July 31, 1993 incorporated by reference in this Prospectus and the Registration Statement of which it is a part have been so included in reliance on the report of Coopers & Lybrand, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3 (FORM S-8).  INCORPORATION OF DOCUMENTS BY REFERENCE
                    ---------------------------------------

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Northwestern Steel and Wire Company (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1993, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1993, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1994, filed pursuant to Sections 13(a) and 15(d) of the Exchange Act.

     (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since July 31, 1993.

     (e) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A filed under the Exchange Act (File No. 1-4288), including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4 (FORM S-8).  DESCRIPTION OF SECURITIES
                    -------------------------

     Not applicable.

ITEM 5 (FORM S-8).  INTERESTS OF NAMED EXPERTS AND COUNSEL
                    --------------------------------------

     Not applicable.

ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3).  INDEMNIFICATION OF DIRECTORS AND
                                           --------------------------------
OFFICERS
- --------

     The Amended and Restated By-Laws of the Company and certain Indemnification Agreements between the Company and certain of its officers and directors provide for indemnification of directors and officers to the full extent provided by Illinois law, and state that the indemnification provided therein shall not be deemed exclusive. The Company has in the past, and may in the future, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify that person against such liability under the provisions of the Amended and Restated Bylaws of the Company.

     Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, provides as follows:

     "(a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement or such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsection (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Section.

     (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

     (h) If a corporation has paid indemnity or has advanced expenses to a director, officer employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

     (i) For purposes of this Section, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

     (j) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section."

ITEM 7 (FORM S-8).  EXEMPTION FROM REGISTRATION CLAIMED
                    -----------------------------------
     Not applicable

 ITEM 8 (FORM S-8) AND ITEM 16 (FORM S-3). EXHIBITS
                                           --------

Exhibit
Number        Description of Exhibits
- ------        -----------------------
4(a)          Second Amended and Restated Articles of Incorporation of the
              Company dated as of August 12, 1992. (Exhibit 3.1 to the Company's
              Annual Report on Form 10-K for the fiscal year ended
              July 31, 1992, File No. 1-4288, incorporated herein by reference).

4(b)          First Amendment to the Second Amended and Restated Articles of
              Incorporation (Exhibit 3.2 to the Company's Form S-1
              Registration Statement filed with the Commission on April 8, 1993, File No. 33-60764, incorporated herein by reference).

4(c) Amended and Restated By-Laws of the Company, (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1992, File No. 1-4288, incorporated herein by reference).

4(d)          Northwestern Steel and Wire Company 1994
              Long-Term Incentive Plan.*

4(e)          Northwestern Steel and Wire Company 1994 Director
              Stock Option Plan.*

5             Opinion of Kirkland & Ellis.*

23(a) Consent of Kirkland & Ellis (included in its opinion filed as Exhibit 5).

23(b)         Consent of Coopers & Lybrand.*

- -----------------
* Filed herewith.

ITEM 9 (FORM S-8) AND ITEM 17 (FORM S-3). UNDERTAKINGS
                                          ------------

        The registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sterling, State of Illinois, on May 4, 1994.

                              NORTHWESTERN STEEL AND WIRE COMPANY


                              By:   /s/ Robert N. Gurnitz
                                    ---------------------------------------
                                    Robert N. Gurnitz
                                    Chairman, President and Chief Executive
                                    Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Robert N. Gurnitz and Edward G. Maris his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed on May 4, 1994, by the following persons in the capacities indicated.


        SIGNATURES                       TITLE


/s/ Robert N. Gurnitz          Chairman, President, Chief
- --------------------------   Executive Officer and Director
   Robert N. Gurnitz         (Principal Executive Officer)

                                Senior Vice President,
                                Chief Financial Officer,
/s/ Edward G. Maris             Secretary and Treasurer
- --------------------------      (Principal Financial and
   Edward G. Maris              and Accounting Officer)

/s/ William F. Andrews
- --------------------------
  William F. Andrews                    Director

/s/ Kim G. Davis
- --------------------------
     Kim G. Davis                       Director

/s/ Darius W. Gaskins, Jr.
- --------------------------
 Darius W. Gaskins, Jr.                 Director

/s/ James A. Kohlberg
- --------------------------
   James A. Kohlberg                    Director

/s/ Jerome Kohlberg Jr.
- --------------------------
  Jerome Kohlberg Jr.                   Director




/s/ Christopher Lacovara
- ------------------------
 Christopher Lacovara                   Director

/s/ George W. Peck IV
- ------------------------
   George W. Peck IV                    Director

/s/ Richard F. Williams
- ------------------------
  Richard F. Williams                   Director
